EXHIBIT 23





Consent of Independent Certified Public Accountants




     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 33-50947, No. 33-53136, No. 33-63563 and No.33-48756) and on Forms S-8 (No. 33-26898, No.
33-45288, No. 33-45287, No. 33-51195, and No. 33-53099) of Carnival Corporation
of our report dated January 15, 1997 appearing on page 37 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
April 10, 1997